UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 18, 2005
(Date of Report/Date of earliest event reported)

SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN	1-7626	39-0561070
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)
(414) 271-6755
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
The information set forth under Item 2.03 of this Report on Form 8-K is hereby incorporated by reference into this Item 1.01.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
On August 18, 2005, Sensient Technologies Corporation (the “Company”), entered into a First Amendment to Credit Agreement (the “First Amendment”) with respect to its unsecured revolving credit facility, dated as of September 2, 2004, among the Company, Wells Fargo Bank, National Association (“Wells Fargo”), M&I Marshall & Ilsley Bank, KeyBank National Association, Cooperatieve Centrale Raiffeisen — Boerenleenbank B.A., “Rabobank Nederland” (New York Branch), The Bank of Tokyo-Mitsubishi, Ltd. (Chicago Branch) and certain financial institutions named therein (the “Credit Facility”). A copy of the Credit Facility was attached as Exhibit 1.1 to the Company’s Current Report on Form 8-K dated September 2, 2004. A copy of the First Amendment is attached to this Form 8-K as Exhibit 10.1. Capitalized terms used herein and not defined have the meaning ascribed to them in the Credit Facility, as amended.
The First Amendment increases the aggregate facility amount from $150,000,000 to $225,000,000, and permits the Company to request the aggregate facility amount be increased to a maximum aggregate of $300,000,000 so long as no Default or Event of Default has occurred. The Company may request such overall increase in not more than three separate requests. Approval of each request is subject to the discretion of each of the lenders under the Credit Facility with respect to their percentage participation in the Credit Facility. If any existing lender under the Credit Facility does not give its approval for its portion of the requested increase, the Company may request the addition of a new lender to the Credit Facility, subject to approval.
The First Amendment reduces the Eurodollar Rate Margin, the Facility Fee and the Utilization Fee Rate under the Credit Facility during periods in which the Company’s Level Status (as determined by the rating of its Senior Debt by Moody’s and S&P) is Level IV or Level V under the Credit Facility. The First Amendment also extends the term of the Credit Facility from September 4, 2007 to August 18, 2010. The First Amendment requires the Company to maintain a maximum Ratio of Total Funded Debt to Total Capital of .55 to 1, and a maximum Ratio of Total Funded Debt to EBITDA (Leverage Ratio) of 3.75 to 1 through September 2006 and 3.50 to 1 for the remaining term of the Credit Facility thereafter.
As of the date of this Form 8-K the Company had no outstanding balance under the Credit Facility.
The foregoing is intended to be a general description of the material changes to the Credit Facility affected by the First Amendment and does not constitute a full description of the Credit Facility, as amended, or of all of the amendments to the original Credit Facility effected by the First Amendment. Reference is made to the full Credit Facility attached as Exhibit 1.1 to the Company’s Form 8-K filed September 2, 2004 and to the First Amendment attached hereto as Exhibit 10.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
Exhibit 10.1: First Amendment to Credit Agreement, dated as of August 18, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION

(Registrant)

By:	/s/ John L. Hammond

Name:	John L. Hammond

Title:	Vice President, Secretary and General Counsel

Date: August 19, 2005

EXHIBIT INDEX

Exhibit 10.1:	First Amendment to Credit Agreement, dated as of August 18, 2005.